UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 15, 2015

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On April 17, 2015 the Company issued a press release announcing that our Board of Directors, upon the recommendation of the Board’s Nominating and Governance Committee, elected Bret Sanders as a director to fill the vacancy arising because of the increase in the number of directors constituting the Board described in Item 5.03 of this Report. Mr. Sanders is expected to be named to the audit committee

Mr. Sanders has served since 1992 as Director of Equity Trading at Sanders Morris Harris Inc., member FINRA/SIPC, a Houston-based registered broker-dealer and investment advisor. He is also an owner and has served for 15 years as a member of the Board of Directors of Ryan-Sanders Baseball, Inc., Triple A affiliate of the Texas Rangers. In addition, he is a founder and has served for 6 years as a member of the Board of Directors of R Bank Texas. He received a B.A. in Political Science from the University of Houston in 1989.

There was no arrangement or understanding pursuant to which Mr. Sanders was elected a director, and there have been no related party transactions between us and Mr. Sanders.

Related Party Transactions

Sanders Morris Harris Inc. (SMH) was one of the underwriters for our initial public offering and received an underwriters’ commission of $273,000 from us in 2014 as consideration for its services related to the initial public offering. Bret Sanders is the son of Don Sanders, the founder and chairman of SMH. While Don Sanders was not a related party at time of the initial public offering, he is considered to be one now by virtue of Bret Sanders’s appointment to the Board of Directors. Don Sanders will share or has shared in the profits of SMH generated by the underwriters’ commission to the extent of his ownership interest in SMH.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2015, our Board of Directors amended our amended and restated bylaws to increase the number of directors constituting the Board of Directors from six to seven.

This summary of the amendment to our bylaws is qualified in its entirety by our actual amended and restated bylaws. A copy of the amended and restated bylaws is filed with this report as Exhibit 3(ii).1.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

3(ii).1	Amended and Restated Bylaws.

99.1	Press Release dated April 15, 2015

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2015.

The Joint Corp.

By	/s/ John B. Richards
John B. Richards
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3(ii).1	Amended and Restated Bylaws
99.1	Press Release dated April 16, 2015

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